Exhibit 99.1

FOR IMMEDIATE RELEASE

Friday, January 11, 2008
1:00 P.M. CST
BELO BOARD OF DIRECTORS APPROVES SPIN-OFF DETAILS THAT WILL CREATE SEPARATE TELEVISION AND
NEWSPAPER BUSINESSES
     DALLAS – Belo Corp. (NYSE: BLC) announced today that its Board of Directors has approved details of the Company’s previously-announced plan to create separate television and newspaper businesses through the spin-off of its newspapers and related assets into a publicly-traded company called A. H. Belo Corporation. The transaction will be completed through a special tax-free stock dividend distribution to shareholders on all outstanding shares of Belo Corp. common stock.
     The Board has established the close of business on January 25, 2008 as the record date and set a distribution ratio of 0.20 A. H. Belo shares for each share of Belo Corp. The distribution of A. H. Belo common stock is expected to occur on February 8, 2008 to Belo Corp. shareholders of record. Series A common stock of A. H. Belo will begin regular trading on the New York Stock Exchange under the ticker symbol AHC on February 11, 2008 and Series A common stock of Belo Corp. will continue to trade on the NYSE under the ticker symbol BLC. No fractional AHC shares will be distributed and cash will be paid in lieu of fractional shares.
     Belo Corp. has requested a ruling from the Internal Revenue Service indicating that the spin-off will qualify as a tax-free distribution to Belo Corp. shareholders for U.S. federal income tax purposes. The Company expects to receive the ruling, which is a condition to the spin-off, by the end of the month. Any cash received by a Belo Corp. shareholder in lieu of fractional AHC shares will be taxable.
     Belo Corp.’s Series A common stock will continue to trade “regular way” (inclusive of the A. H. Belo Series A common stock distribution) throughout the period leading up to and including the distribution date. Any holder of Belo Corp.’s Series A common stock who sells shares
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“regular way” on or before the distribution date will also be selling the entitlement to receive shares of A. H. Belo Series A common stock on the distribution date. On the first day of trading following the distribution date, all shares of Belo Corp. Series A common stock will trade without the benefit of the A. H. Belo Series A common stock distribution, and A. H. Belo Series A common stock will begin to trade independently on a “regular way” basis.
     Belo Corp. has been advised by the NYSE that shares of AHC and BLC are expected to begin trading on a “when issued” basis on January 23, 2008, two business days prior to the record date, and continue through the distribution date of February 8, 2008. If such “when issued” markets develop, then “when issued” AHC shares will be traded under the symbol “AHC wi”. “When issued” BLC shares, which will not include an entitlement to receive AHC shares in the stock dividend distribution, will be traded under the symbol “BLC wi”. Investors are encouraged to consult with their financial advisors regarding the specific implications of trading AHC or BLC common stock on or before the distribution date.
     The distribution ratio of 0.20 means that there will be approximately 17.6 million shares of A. H. Belo Series A shares outstanding at the spin-off and approximately 2.9 million shares of A. H. Belo Series B shares outstanding. Although A. H. Belo Series B shares do not trade on any exchange, they are convertible into Series A shares at any time on a one-to-one basis.
     “This is an exciting step in Belo’s strategic plan to enhance shareholder value by creating separate television and newspaper companies that will be very focused and responsive to changing industry dynamics,” said Robert W. Decherd, Chairman and Chief Executive Officer. “We remain committed to delivering the highest quality news and information to our loyal audiences and advertisers as we finalize the spin-off. The transaction will deliver many benefits by the flexibility it affords to both companies.”
     Following the spin-off, Belo Corp. currently plans to pay an annual dividend of approximately $0.30 per share, paid quarterly, and A. H. Belo currently plans to pay an annual dividend of approximately $1.00 per share, paid quarterly, after adjusting for the 0.20
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distribution ratio. The actual amount and timing of each dividend are subject to final determination by the boards of the two companies.
     No action is required by Belo Corp. shareholders to receive their A. H. Belo common stock and Belo Corp. shareholders will not be required to surrender or exchange their shares.
     Registered owners of Belo Corp. Series A common stock who are entitled to receive the distribution will receive a book entry statement from The Bank of New York Mellon reflecting their ownership of A. H. Belo Series A common stock. Holders of Belo Corp. Series A stock who hold their shares through a bank, broker or other entity will have their brokerage account credited with the A. H. Belo Series A common stock. Physical stock certificates for Series A common stock will not be issued unless a shareholder requests certificates from the transfer agent and provides the required information. Registered owners of Belo Corp. Series B common stock who are entitled to receive the distribution of A. H. Belo Series B common stock will receive physical stock certificates.
     Completion of the distribution is subject to customary conditions set forth in a separation and distribution agreement to be filed with the U.S. Securities and Exchange Commission (SEC) as an exhibit to A. H. Belo’s information statement on Form 10.
     After the record date, Belo Corp. will mail an information statement to all holders of Belo Corp. common stock, which will include information regarding the procedures by which the distribution will be effected, the business and management of A. H. Belo following the distribution, and other information of interest to Belo Corp. and A. H. Belo shareholders. The information statement will also be available through the SEC’s Web site at http://www.sec.gov and on the Belo Corp. and A. H. Belo Web sites at www.belo.com and www.ahbelo.com.
About Belo
     Belo Corp. is one of the nation’s largest media companies with a diversified group of market-leading television, newspaper, cable and interactive media assets.
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A Fortune 1000 company with 7,000 employees and approximately $1.6 billion in annual revenues, Belo operates in some of America’s most dynamic markets in Texas, the Northwest, the Southwest, the Mid-Atlantic and Rhode Island. Belo owns 20 television stations, six of which are in the 15 largest U.S. broadcast markets. The Company also owns or operates six cable news stations and manages one television station through a local marketing agreement. Belo’s daily newspapers are The Dallas Morning News, The Providence Journal, The Press-Enterprise (Riverside, CA) and the Denton Record-Chronicle (Denton, TX). The Company also publishes specialty publications targeting young adults, and the fast-growing Hispanic market, including Quick and Al Día in Dallas/Fort Worth, and El D and La Prensa in Riverside. Belo operates more than 30 Web sites associated with its operating companies. Additional information is available at www.belo.com or by contacting Paul Fry, vice president/Investor Relations & Corporate Communications, at 214-977-6835.
     Statements in this communication concerning Belo’s business outlook or future economic performance, anticipated profitability, revenue, expenses, dividends, capital expenditures, investments, future financings, or other financial and non-financial items that are not historical facts, are “forward-looking statements” as the term is defined under applicable federal securities laws. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those statements.
     Such risks, uncertainties and factors include, but are not limited to, uncertainties regarding the execution, timing, costs, consequences (including tax consequences), and other effects of the spin-off of the newspaper business of Belo; changes in capital market conditions and prospects, and other factors such as changes in advertising demand, interest rates and newsprint prices; newspaper circulation matters, including changes in readership patterns and demography, and audits and related actions by the Audit Bureau of Circulations; technological changes, including the transition to digital television and the development of new systems to distribute television and other audio-visual content; development of Internet commerce; industry cycles; changes in pricing or other actions by competitors and suppliers; Federal Communications Commission and other regulatory changes; adoption of new accounting standards or changes in existing accounting standards by the Financial Accounting Standards Board or other accounting standard-setting bodies or authorities; the effects of Company acquisitions and dispositions; general economic conditions; and significant armed conflict, as well as other risks detailed in Belo’s other public disclosures, and filings with the Securities and Exchange Commission (“SEC”) including the Annual Report on Form 10-K.